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                          ROBERTSON-CECO CORPORATION
                            PROXY FOR COMMON STOCK
                   Proxy Solicited by the Board of Directors
              Annual Meeting of Stockholders Tuesday, May 2, 1995

  The undersigned hereby appoints Andrew G. C. Sage, II, E. A. Roskovensky and George S. Pultz and each of them the undersigned's true and lawful attorneys and proxies (with full power of substitution in each) to vote all Common Stock of Robertson-Ceco Corporation standing in the undersigned's name, at the Annual Meeting of Stockholders of said Corporation to be held at the offices of Robertson-Ceco Corporation located at 222 Berkeley Street, Boston, Massachusetts on Tuesday, May 2, 1995 at 11:00 A.M., Eastern time, and at all adjournments thereof, upon those matters as described in the Proxy Statement for the meeting and such other matters as may properly come before such meeting and all adjournments thereof.

  If not otherwise specified, this proxy will be voted FOR the election of the nominees specified in Proposal 1 and FOR Proposal 2.

                 (Continued and to be signed on reverse side)
                                                                        SEE
                                                                    REVERSE SIDE
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[X] Please mark your
    votes as in this
    example.


                  FOR     WITHHELD
1. ELECTION                               Class II (2 year term) Nominees:
   OF             [ ]       [ ]               Stanley G. Berman
   DIRECTORS:                                 L. Edwin Donegan, Jr.
For, except vote withheld from the            Michael E. Heisley
following nominee.                            E. A. Roskovensky


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2. Vote on such other matters as may properly come before the Annual
   Meeting and any adjournments thereof.
If not otherwise specified, this proxy will be voted FOR the election of the nominees specified in Proposal 1 and FOR Proposal 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.



SIGNATURES______________________________   DATE_________________

SIGNATURES______________________________   DATE_________________

Note: Please sign exactly as your name appears. When signing as Attorney, Executor, Administrator or Guardian, please give full title as such. If signer is a corporation, please sign with the full corporation name by duly authorized officer or officers.

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                      WHEN PROXY IS OKAYED PLEASE SIGN & DATE IT ABOVE